UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☑	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen Insured California Premium Income Municipal Fund 2, Inc. (NCL)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4)	Date Filed:

The following was emailed to financial advisors on or about August 10, 2007:
We want to share with you in advance important news regarding Nuveen Investments. As part of Madison Dearborn’s announced intention to buy Nuveen, we will soon deliver proxies to both open and closed-end fund investors asking them to approve the change in control. A shareholder meeting is scheduled for October 12, 2007 and we will be mailing proxies to shareholders in late August and early September.
To facilitate this process, we are asking for your help communicating this information to your firm’s financial advisors and their clients.
We thank you for your continued support of Nuveen and hope you can join us on September 5th to kick off this very important proxy project.